Exhibit 99.1


                      LETTER OF TRANSMITTAL

                   Continental Airlines, Inc.
                     Offer to Exchange its
       10.22% Series B Senior Unsecured Sinking Fund Notes
        due July 1, 2000 which have been registered under
             the Securities Act of 1933, as amended,
               for any and all of its Outstanding
       10.22% Series A Senior Unsecured Sinking Fund Notes
                        due July 1, 2000

        Pursuant to the Prospectus, dated May 24, 1996.

           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
              NEW YORK CITY TIME, ON JUNE 24, 1996,
        UNLESS EXTENDED (THE "EXPIRATION DATE").  TENDERS
              MAY BE WITHDRAWN PRIOR TO 5:00 P.M.,
              NEW YORK CITY TIME, ON JUNE 24, 1996.


          By Mail, Hand or                   Facsimile
         Overnight Delivery:            Transmission Number:

     Continental Airlines, Inc.            (713) 523-2831
   2929 Allen Parkway, Suite 2010
        Houston, Texas  77019           Confirm by Telephone:
    Attention:  Jeffery A. Smisek          (713) 834-2948


                      For Information Call:
                        Jeffery A. Smisek
                         (713) 834-2948

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

     The undersigned acknowledges receipt of the Prospectus, dated May 24, 1996 (the "Prospectus"), of Continental Airlines, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (this "Letter"), which together constitute the Company's offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $65,046,762.06 of 10.22% Series B Senior Unsecured Sinking Fund Notes due July 1, 2000 (the "Series B Notes") of the Company for an equal aggregate principal amount of the Company's outstanding 10.22% Series A Senior Unsecured Sinking Fund Notes due July 1, 2000 (the "Series A Notes").

     For each Series A Note accepted for exchange, the holder of such Series A Note will receive a Series B Note having a principal amount at maturity equal to that of the surrendered Series A Note. The Series B Notes will bear interest at the rate of 10.22% accruing from the last date on which interest was paid on the Series A Notes surrendered in exchange therefor. Interest on the Series B Notes is payable on January 1, April 1, July 1 and October 1 of each year. In the event that neither the Exchange Offer is consummated nor a shelf registration statement is declared effective prior to June 25, 1996 (the "Target Completion Date"), Continental shall pay liquidated damages ("Liquidated Damages") to the holders of the Series A Notes in an amount equal to $.10 per $1,000 outstanding principal amount of the Series A Notes per week beginning on the Target Completion Date. Such weekly Liquidated Damages shall increase by an amount equal to an additional $.05 per $1,000 outstanding principal amount of the Series A Notes 90 days after the Target Completion Date, and shall thereafter further increase by additional increments equal to $.05 per $1,000 outstanding principal amount at the end of each subsequent 90 day period for so long as the Exchange Offer is not consummated or the shelf registration statement is not declared effective, as the case may be. The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. The Company shall notify the holders of the Series A Notes of any extension by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

     This Letter is to be completed by a holder of Series A Notes if Series A Notes are to be forwarded herewith pursuant to the procedure set forth in "The Exchange Offer" section of the Prospectus. Holders of Series A Notes whose certificates are not immediately available, or who are unable to deliver their certificates and all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date, must tender their Series A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-Guaranteed Delivery Procedures" section of the Prospectus. See Instruction 1.

     The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

     List below the Series A Notes to which this Letter relates.
If the space provided below is inadequate, the certificate numbers and principal amount of Series A Notes should be listed on a separate signed schedule affixed hereto.


DESCRIPTION OF
SERIES A NOTES           1              2              3
                    ------------   ------------   -----------
Name(s) and
Address(es) of                     Aggregate
Registered                         Principal
Holder(s)                          Amount         Principal
(Please fill        Certificate    of Series      Amount
in, if blank)       Number(s)      A Note(s)      Tendered*
                    ------------   ------------   ------------
                    ____________   ____________   ____________
                    ____________   ____________   ____________
                       Total       ____________   ____________


* Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Series A Notes represented by the Series A Notes indicated in column 2.
     See Instruction 2.

(  ) CHECK HERE IF TENDERED SERIES A NOTES ARE BEING DELIVERED
     PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT
     TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

     Name(s) of Registered Holder(s)_____________________________

     Window Ticket Number (if any)_______________________________

     Date of Execution of
     Notice of Guaranteed Delivery_______________________________

     Name of Institution which
     guaranteed delivery_________________________________________

       PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Series A Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Series A Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Series A Notes as are being tendered hereby.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Series A Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, changes and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents that any Series B Notes acquired in exchange for Series A Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Series B Notes, whether or not such person is the undersigned, that neither the holder of such Series A Notes nor any such other person is engaged in, or intends to engage in a distribution of such Series B Notes, or has an arrangement or understanding with any person to participate in the distribution of such Series B Notes, and that neither the holder of such Series A Notes nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of the Company.

     The undersigned also acknowledges that this Exchange Offer is being made by the Company based upon the Company's understanding of an interpretation by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, including Exxon Holdings Capital Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter available June 5, 1991 and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the Series B Notes issued in exchange for the Series A Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who acquires such Series B Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an "affiliate" of the Company within the meaning of Rule
405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Series B Notes and have no arrangement with any person to participate in the distribution of such Series B Notes. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in other circumstances. If a holder of Series A Notes is engaged in or intends to engage in a distribution of the Series B
Notes or has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. If the undersigned is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes, it represents that the Series A Notes to be exchanged for the Series B Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Series B Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Series A Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer-Withdrawal of Tenders" section of the Prospectus.

     Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please deliver the Series A Notes (and, if applicable, substitute certificates representing Series A Notes for any Series A Notes not exchanged) in the name of the undersigned. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, please send the Series A Notes (and, if applicable, substitute certificates representing Series A Notes for any Series A Notes not exchanged) to the undersigned at the address shown above in the box entitled "Description of Series A Notes."

     THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION
OF SERIES A NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED
TO HAVE TENDERED THE SERIES A NOTES AS SET FORTH IN SUCH BOX
ABOVE.

=================================================================

                  SPECIAL ISSUANCE INSTRUCTIONS

                   (See Instructions 3 and 4)

     To be completed ONLY if certificates for Series A Notes not exchanged and/or Series B Notes are to be issued in the name of and sent to someone other than the person(s) whose signature(s) appear(s) on this Letter above.

Issue Series B Notes and/or Series A Notes to:

Name(s): . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     (Please Type or Print)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     (Please Type or Print)

Address: . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      (Including Zip Code)
           (Complete accompanying Substitute Form W-9)

=================================================================

                  SPECIAL DELIVERY INSTRUCTIONS

                   (See Instructions 3 and 4)

     To be completed ONLY if certificates for Series A Notes not exchanged and/or Series B Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this Letter above or to such person(s) at an address other than shown in the box entitled "Description of Series A Notes" on this Letter above.

Mail Series B Notes and/or Series A Notes to:


Name(s): . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     (Please Type or Print)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     (Please Type or Print)

Address: . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      (Including Zip Code)
           (Complete accompanying Substitute Form W-9)

=================================================================

IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR SERIES A NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

             PLEASE READ THIS LETTER OF TRANSMITTAL
           CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

=================================================================

                        PLEASE SIGN HERE
           (TO BE COMPLETED BY ALL TENDERING HOLDERS)
   (Complete accompanying Substitute Form W-9 on reverse side)

Dated: . . . . . . . . . . . . . . . . . . . . . . . . . . , 1996

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     (Signature(s) of Owner)           (Date)

     Area Code and Telephone Number: . . . . . . . . . . . . . .

     If a holder is tendering any Series A Notes, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Series A Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

   Name(s):. . . . . . . . . . . . . . . . . . . . . . . . .

   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     (Please Type or Print)

   Capacity: . . . . . . . . . . . . . . . . . . . . . . . .

   Address:. . . . . . . . . . . . . . . . . . . . . . . . .

   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      (Including Zip Code)

                       SIGNATURE GUARANTEE
                 (if required by Instruction 3)

   Signature(s) Guaranteed by
   an Eligible Institution:. . . . . . . . . . . . . . . . .
                     (Authorized Signature)

   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                             (Title)

   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                         (Name and Firm)

Dated: . . . . . . . . . . . . . . . . . . . . . . . . . . .,
1996

=================================================================

                          INSTRUCTIONS

      Forming Part of the Terms and Conditions of the Offer to Exchange 10.22% Series B Senior Unsecured Sinking Fund Notes
                        due July 1, 2000
  which have been registered under the Securities Act of 1933, as amended
                         for any and all
       10.22% Series A Senior Unsecured Sinking Fund Notes
                        due July 1, 2000
                  of Continental Airlines, Inc.

1.   Delivery of this Letter and Series A Notes; Guaranteed
     Delivery Procedures.

     This Letter is to be completed by holders of Series A Notes if certificates are to be forwarded herewith. Certificates for all physically tendered Series A Notes, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below.

     Holders of Series A Notes whose certificates for Series A Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, may tender their Series A Notes pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer-Guaranteed Delivery Procedures" section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution (as defined below),
(ii) prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Series A Notes and the amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Series A Notes, and any other documents required by this letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Series A Notes, in proper form for transfer, and all other documents required by this Letter, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     The method of delivery of this Letter, the Series A Notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If Series A Notes are sent by mail, it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     See "The Exchange Offer" section of the Prospectus.

2.   Partial Tenders.

     If less than all of the Series A Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Series A Notes to be tendered in the box above entitled "Description of Series A Notes-Principal Amount Tendered." A reissued certificate representing the balance of nontendered Series A Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter, promptly after the Expiration Date. All of the Series A Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3.   Signatures of this Letter; Bond Powers and Endorsements;
     Guarantee of Signatures.

     If this Letter is signed by the registered holder of the Series A Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

     If any tendered Series A Notes are owned of record by two or more joint owners, all such owners must sign this Letter.

     If any tendered Series A Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

     When this Letter is signed by the registered holder of the Series A Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the Series B Notes are to be issued, or any untendered Series A Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificates must be guaranteed by an Eligible Institution.

     If this Letter is signed by a person other than the registered holder of any certificates specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the certificates and the signatures on such certificates must be guaranteed by an Eligible
Institution.

     If this Letter or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     Endorsements on certificates for Series A Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (an "Eligible Institution").

     Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the Series A Notes are tendered:
(i) by a registered holder of Series A Notes tendered who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter, or (ii) for the account of an Eligible Institution.

4.   Special Issuance and Delivery Instructions.

     Tendering holders of Series A Notes should indicate in the applicable box the name and address to which Series B Notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing Series A Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated.

5.   Tax Identification Number.

     Federal income tax law generally requires that a tendering holder whose Series A Notes are accepted for exchange must provide the Company (as payor) with such Holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below, which, in the case of a tendering holder who is an individual, is his or her social security number. If the Company is not provided with the current TIN or an adequate basis for an exemption, such tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, delivery of Series B Notes to such tendering holder may be subject to backup withholding in an amount equal to 31% of all reportable payments made after the exchange. If withholding results in an overpayment of taxes, a refund may be obtained.

     Exempt holders of Series A Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed Guidelines of Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

     To prevent backup withholding, each tendering holder of Series A Notes must provide its correct TIN by completing the "Substitute Form W-9" set forth below, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to a backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the tendering holder of Series A Notes is a nonresident alien or foreign entity not subject to backup withholding, such holder must give the Company a completed Form W-8, Certificate of Foreign Status. These forms may be obtained from the Exchange Agent. If the Series A Notes are in more than one name or are not in the name of the actual owner, such holder should consult the W-9 Guidelines for information on which TIN to report. If such holder does not have a TIN, such holder should consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 2 of the Substitute Form W-9 and write "applied for" in lieu of its TIN. Note: checking this box and writing "applied for" on the form means that such holder has already applied for a TIN or that such holder intends to apply for one in the near future. If such holder does not provide its TIN to the Company within 60 days, backup withholding will begin and continue until such holder furnishes its TIN to the Company.

6.   Transfer Taxes.

     The Company will pay all transfer taxes, if any, applicable to the transfer of Series A Notes to it or its order pursuant to the Exchange Offer. If, however, Series B Notes and/or substitute Series A Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Series A Notes tendered hereby, or if tendered Series A Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Series A Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

     Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be affixed to the Series A
Notes specified in this Letter.

7.   Waiver of Conditions.

     The Company reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

8.   No Conditional Tenders.

     No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Series A Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Series A Notes for exchange.

     Neither the Company nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Series A Notes nor shall any of them incur any liability for failure to give any such notice.

9.   Mutilated, Lost, Stolen or Destroyed Series A Notes.

     Any holder whose Series A Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

10.  Requests for Assistance or Additional Copies.

     Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, may be directed to the Exchange Agent, at the address and telephone number indicated above.
            TO BE COMPLETED BY ALL TENDERING HOLDERS
                       (See Instruction 5)

            PAYOR'S NAME:  CONTINENTAL AIRLINES, INC.
- -----------------------------------------------------------------
SUBSTITUTE     Part 1 - PLEASE PROVIDE
Form W-9       YOU TIN IN THE BOX AT      TIN:___________________
               RIGHT AND CERTIFY BY
               SIGNING AND DATING BELOW.  (Social Security Number
                                                   or
                                          Employer Identification
                                                 Number)
               --------------------------------------------------
Department of   Part 2 - TIN Applied for
the Treasury
Internal       --------------------------------------------------
Revenue        CERTIFICATION:  UNDER THE PENALTIES OF PERJURY, I
Service        THAT:

               (1)  the number shown on this form is my correct
                    Taxpayer Identification Number (or I am
Payor's             waiting for a number to be issued to me).
Request For    (2)  I am not subject to backup withholding either
Taxpayer            because:  (a) I am exempt from backup
Identification      withholding, or (b) I have not been notified
Number              by the Internal Revenue Service (the "IRS")
("TIN") and         that I am subject to backup withholding as a
Certification       result of a failure to report all interest or
                    dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
               (3)  any other information provided on this form
                    is true and correct.

               SIGNATURE . . . . . . . . . . . . . . . . . . . .

               DATE. . . . . . . . . . . . . . . . . . . . . . .
- -----------------------------------------------------------------
You must cross out item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return and you hae not been notified by the IRS that you are no longer subject to backup withholding.
- -----------------------------------------------------------------

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 2 OF SUBSTITUTE FORM W-9
- -----------------------------------------------------------------
     CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, 31 percent of all reportable payments made to me thereafter will be withheld until I provide a number.


____________________________________    ________________________
               Signature                          Date
- ----------------------------------------------------------------